As filed with the Securities and Exchange Commission on March 11, 2004
                                  Registration No. 333-100995

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

ICO, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0566682
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5333 Westheimer, Suite 600

Houston, Texas 77056

(Address of principal executive offices, including zip code)

______________________

ICO Polymers Savings and Investment Plan

Oilfield Services Division Savings and Investment Plan

(Full title of the plans)

W. Robert Parkey, Jr.

President & Chief Executive Officer

ICO, Inc.

5333 Westheimer, Suite 600

Houston, Texas 77056

(Name and address of agent for service)

(713) 351-4100

(Telephone number, including area code, of agent for service)

Copies to:

Kevin P. Lewis
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2300
Houston, Texas 77002
(713) 758-2222

DEREGISTRATION OF SECURITIES

On November 4, 2002, ICO, Inc. (the "Registrant") filed a registration statement on Form S-8 (No. 333-100995) (the "Registration Statement"), which registered the issuance of up to an aggregate of 225, 000 shares (the "Plan Shares") of the Registrant's common stock, no par value, to be sold pursuant to the ICO Polymers Savings and Investment Plan (the "Polymers Plan") and the Oilfield Services Division Savings and Investment Plan (the "Oilfield Plan" and together with the Polymers Plan, the "Plans"). Pursuant to General Instruction F to Form S-8 and Rule 416(c) promulgated under the Securities Act of 1933, as amended (the "Act"), the Registration Statement was also deemed to register an indeterminate number of interests in the Plans (the "Plan Interests") as separate securities.

The Registrant has terminated the offering of the Plan Shares and the Plan Interests. Accordingly, pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister the Plan Shares and Plan Interests registered pursuant to the Registration Statement that remain unsold as of the date this Post-Effective Amendment No. 1 is filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of March, 2004.

ICO, INC.

By:	/s/ Jon C. Biro
Name:	Jon C. Biro
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the 10th day of March, 2004.

Signature	Title

/s/ W. Robert Parkey, Jr.
W. Robert Parkey, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Jon C. Biro
Jon C. Biro	Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ Bradley T. Leuschner
Bradley T. Leuschner	Chief Accounting Officer (Principal Accounting Officer)

/s/ Christopher N. O’Sullivan
Christopher N. O’Sullivan	Chairman of the Board

/s/ David E. K. Frischkorn, Jr.
David E. K. Frischkorn, Jr.	Director

/s/ John F. Gibson
John F. Gibson	Director

/s/ A. John Knapp
A. John Knapp	Director

/s/ Charles T. McCord, III
Charles T. McCord, III	Director

/s/ William C. Willoughby
William C. Willoughby	Director

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Pursuant to the requirements of the Securities Act of 1933, ICO Technology, Inc., as the administrator of the ICO Polymers Savings and Investment Plan, has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 10th day of March, 2004.

ICO POLYMERS SAVINGS AND INVESTMENT PLAN

By: ICO Technology, Inc., as administrator

By:	/s/ Jon C. Biro
Jon C. Biro
Senior Vice President, Treasurer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, ICO Technology, Inc., as the administrator of the Oilfield Services Division Savings and Investment Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 10th day of March, 2004.

OILFIELD SERVICES DIVISION SAVINGS AND INVESTMENT PLAN

By: ICO Technology, Inc., as administrator

By:	/s/ Jon C. Biro
Jon C. Biro
Senior Vice President, Treasurer and Chief Financial Officer

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